   As filed with the Securities and Exchange Commission on January 29, 2001

                                                      Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                               LEXAR MEDIA, INC.
            (Exact Name of Registrant as Specified in Its Charter)

Delaware                                             33-0723123
(State or Other Jurisdiction                      (I.R.S. Employer
of Incorporation or Organization)                Identification No.)

                               Lexar Media, Inc.
                             47421 Bayside Parkway
                           Fremont, California 94538
         (Address of Principal Executive Offices, including Zip Code)

                           2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                           (Full Titles of the Plans)

                              Ronald H. Bissinger
                            Chief Financial Officer
                               LEXAR MEDIA, INC.
                             47421 Bayside Parkway
                           Fremont, California 94538
                                (510) 413-1200
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                            Dennis R. DeBroeck, Esq.
                            Scott J. Leichtner, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                              Amount      Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
                                               To Be                Price                   Offering Price        Registration Fee
  Title of Securities To Be Registered      Registered            Per Share
------------------------------------------------------------------------------------------------------------------------------------


Common Stock, $0.001 par value              3,603,147(1)      $ 1.88 (2)                $6,773,916.36               $1,693.48

(1) Represents 3,002,623 additional shares reserved for issuance upon exercise of stock options under the Registrant's 2000 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2001 equal to 5% of the total outstanding shares of the Registrant's common stock as of December 31, 2000. Also includes 600,524 additional shares available for issuance under the Registrant's 2000 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2001 equal to 1% of the total outstanding shares of the Registrant's common stock as of December 31, 2000. Shares issuable upon exercise of stock options under the Registrant's 2000 Equity Incentive Plan, and shares available for issuance under the Registrant's 2000 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-43828) filed on August 15, 2000 (the "Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of common stock which become issuable under the Registrant's 2000 Equity Incentive Plan or 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on January 26, 2001.

         STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement
-------------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 3,002,623 shares under the Registrant's 2000 Equity Incentive Plan, and an additional 600,524 shares under the Registrant's 2000 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 26th day of January, 2001.

                              LEXAR MEDIA, INC.

                              By:  /s/ Ronald H. Bissinger
                                   -----------------------
                                   Ronald H. Bissinger
                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John H. Reimer and Ronald H. Bissinger, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 26, 2001 by the following persons in the capacities indicated:

           Signature                   Title

/s/  Petro Estakhri             Chairman of the Board, Chief Technology Officer
-------------------             and Executive Vice President, Engineering
Petro Estakhri

/s/  John H. Reimer             President, Chief Executive Officer and Director
-------------------             (Principal Executive Officer)
John H. Reimer

                                Chief Operating Officer and Director
------------------
Eric B. Stang

/s/  Ronald H. Bissinger        Chief Financial Officer (Principal Financial
------------------------        Officer and Principal Accounting Officer)
Ronald H. Bissinger

/s/  William T. Dodds           Director
---------------------
William T. Dodds

/s/  Brian D. Jacobs            Director
--------------------
Brian D. Jacobs

/s/  John A. Rollwagen          Director
----------------------
John A. Rollwagen

/s/  William J. Stewart         Director
-----------------------
William J. Stewart

                               INDEX TO EXHIBITS

       Exhibit
       Number                          Exhibit Title
---------------------   ----------------------------------------------
        5.1             Opinion of Fenwick & West LLP
       23.1             Consent of Fenwick & West LLP (included in Exhibit 5.1)
       23.2             Consent of PricewaterhouseCoopers LLP
       24.1             Power of Attorney (see page II-2)